                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement               [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:


      --------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:


      --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      --------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:


      --------------------------------------------------------------------------

(5)   Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:


      --------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:


      --------------------------------------------------------------------------
(3)   Filing Party:


      --------------------------------------------------------------------------

(4)   Date Filed:
                 ---------------------------------------------------------------

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                 March 23, 2004

Dear Limited Partner:

         We request your consent to the withdrawal of Two Winthrop Properties, Inc, a Massachusetts corporation (the "Withdrawing General Partner") as managing general partner of Winthrop Growth Investors 1 Limited Partnership, a Massachusetts limited partnership (the "Partnership"), and the substitution of AIMCO/Winthrop Growth Investors 1 GP, LLC, a Delaware limited liability company (the "Nominee General Partner"), as managing general partner of the Partnership (the "Replacement Proposal"). We also request your consent to the waiver of the Partnership's right of first refusal with respect to the transfers of partnership interests in one of the operating partnerships of which your Partnership is a general partner (the "Waiver Proposal").

         Your Partnership owns a 99.98% general partnership interest in Stratford Place Investors Limited Partnership ("Stratford Place"), a Delaware limited partnership, and a 99.9% general partnership interest in Meadow Wood Associates ("Meadow Wood"), a Florida general partnership (collectively, the "Operating Partnerships"), which respectively own Stratford Place Apartments, a 350-unit apartment complex in Gaithersburg, Maryland, and Ashton Ridge Apartments, a 356-unit apartment complex in Jacksonville, Florida (collectively, the "Properties").

         Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into agreements for the transfer of the interest currently held by the Withdrawing General Partner in exchange for units of limited partnership interest in AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership") and for the transfer of partnership interests in the Operating Partnerships in exchange for cash and the redemption of certain interests held by affiliates of the AIMCO Operating Partnership. The Nominee General Partner is a wholly owned subsidiary of the AIMCO Operating Partnership.

         Pursuant to the terms of the partnership agreement of Stratford Place, your Partnership has a right of first refusal with respect to transfers of partnership interests in Stratford Place. The partnership agreement of Meadow Wood does not similarly provide a right of first refusal to the Partnership with respect to transfers of partnership interests in Meadow Wood. Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into agreements for the transfer of a 0.1% general partnership interest in Meadow Wood Associates and a 0.01% general partnership interest and a 0.01% limited partnership interest in Stratford Place (collectively, the "Interest Transfers").

         Affiliates of the AIMCO Operating Partnership and the Nominee General Partner have been managing the day-to-day operations of your Partnership and its Properties since approximately October 1997, when they acquired interests in your Partnership from affiliates of the Withdrawing General Partner and entered into certain agreements with the Withdrawing General Partner. Accordingly, the Replacement will not change the existing operations of your Partnership or the Operating Partnerships. The Replacement, however, will permit the Nominee General Partner, which is controlled by the AIMCO Operating Partnership, to take or propose certain extraordinary actions relating to your Partnership without the need for any consent from the Withdrawing General Partner.

         The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since October 1, 1998. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the managing general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership. Linnaeus-Lexington Associates Limited Partnership, an affiliate of the Withdrawing General Partner, will remain a general partner of the Partnership immediately after the Replacement, and its consent will be required for certain actions, including certain amendments to the Partnership Agreement.

         The AIMCO Operating Partnership and its affiliates own 10,969.25, or approximately 47.4%, of the outstanding limited partnership interests of your Partnership ("Units") and have indicated they will consent to the Replacement Proposal and the Waiver Proposal. Affiliates of the Withdrawing General Partner hold none of the outstanding Units. Pursuant to the terms of your partnership's agreement of limited partnership, as amended (the "Partnership Agreement"), the consent of the general partners and two-thirds in interest of the limited partners of the Partnership (the "Limited Partners") is required to approve the Replacement. The terms of the Partnership Agreement do not require the consent of Limited Partners to the Waiver Proposal, but affiliates of the Withdrawing General Partner and the Nominee General Partner will not consummate the Interest Transfers in Stratford Place unless two-thirds in interest of the Limited Partners consent in writing to the Waiver Proposal. Subject to the caveat set forth below, Limited Partners holding an additional 4,456.75 Units must consent to the Replacement Proposal and the Waiver Proposal for it to be approved.

         Notwithstanding the foregoing, however, we will not consummate the Replacement Proposal if a majority in interest of Limited Partners who are not affiliated with the Nominee General Partner or the Withdrawing General Partner withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 12,169.75 Units. Therefore, if unaffiliated Limited Partners owning 6,084.88 unaffiliated Units, or 26.30% of the outstanding Units, withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement, the Replacement Proposal will not be consummated. Abstentions on the enclosed Consent will not be treated as withholding consent.

         The Withdrawing General Partner and the Nominee General Partner have a conflict of interest with respect to the Replacement Proposal and the Waiver Proposal. As a result, neither makes any recommendation as to whether Limited Partners should consent to the Replacement Proposal and the Waiver Proposal.

         If the Replacement Proposal and the Waiver Proposal are approved and the Replacement and Interest Transfers are consummated, you will own the same class and quantity of interest in the Partnership as you owned in the Partnership prior to consummation of the Replacement Proposal and the Interest Transfers. You will not receive any consideration as a result of the consummation of the Replacement Proposal and the Interest Transfers. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement Proposal and the Interest Transfers. Upon consummation of the Replacement Proposal, the existing Partnership Agreement will govern the relationship among the partners of the Partnership after the effective time of the transfer to the Nominee General Partner, except that it will provide that the Withdrawing General Partner is no longer the managing general partner and that the Nominee General Partner is the managing general partner. The Interest Transfers will not have any effect on the Partnership Agreement. More information about the Nominee General Partner, the background leading to the Replacement Proposal and the Interest Transfers, and the terms of the Replacement Proposal are set forth in the attached Consent Solicitation Statement.

         LIMITED PARTNERS ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER APPLICABLE LAW OR THE PARTNERSHIP AGREEMENT IN CONNECTION WITH THE REPLACEMENT PROPOSAL OR THE WAIVER PROPOSAL.

         YOUR VOTE IS IMPORTANT. To consent to the Replacement Proposal and the Waiver Proposal, please complete, date and sign the enclosed Consent in accordance with its instructions and return it in the enclosed pre-addressed, postage-paid envelope as soon as possible. Even if you do not consent to the Replacement Proposal or the Waiver Proposal, please fully complete and return the enclosed Consent in accordance with its instructions.

         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.

                          TWO WINTHROP PROPERTIES, INC.



                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.




                 By Mail:                               By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
              (800) 217-9608                             (800) 217-9608                           (800) 217-9608


                                      By Facsimile:                       For Information please call:
                                     (201) 460-0050                         TOLL FREE (800) 217-9608

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                 March 23, 2004

                         CONSENT SOLICITATION STATEMENT

Dear Limited Partner:


         Two Winthrop Properties, Inc., a Massachusetts corporation (the "Withdrawing General Partner"), is requesting your consent to the withdrawal of the Withdrawing General Partner as managing general partner of Winthrop Growth Investors 1 Limited Partnership, a Massachusetts limited partnership (the "Partnership"), and the substitution of AIMCO/Winthrop Growth Investors 1 GP, LLC, a Delaware limited liability company (the "Nominee General Partner"), as managing general partner of the Partnership (the "Replacement Proposal"). The Withdrawing General Partner also requests your consent to the waiver of the Partnership's right of first refusal with respect to the transfers of partnership interests in one of the operating partnerships of which your Partnership is a general partner (the "Waiver Proposal"). This Consent Solicitation is being mailed to the limited partners of the Partnership (the "Limited Partners") on or about March 23, 2004.

         Your Partnership owns a 99.98% general partnership interest in Stratford Place Investors Limited Partnership ("Stratford Place"), a Delaware limited partnership, and a 99.9% general partnership interest in Meadow Wood Associates ("Meadow Wood"), a Florida general partnership (collectively, the "Operating Partnerships"), which respectively own Stratford Place Apartments, a 350-unit apartment complex in Gaithersburg, Maryland, and Ashton Ridge Apartments, a 356-unit apartment complex in Jacksonville, Florida (collectively, the "Properties").

         Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into agreements for the transfer of the interest currently held by the Withdrawing General Partner in exchange for units of limited partnership interest in AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership") and for the transfer of partnership interests in the Operating Partnerships in exchange for cash and the redemption of certain interests held by affiliates of the AIMCO Operating Partnership. The Nominee General Partner is a wholly owned subsidiary of the AIMCO Operating Partnership.

         Pursuant to the terms of the partnership agreement of Stratford Place, your Partnership has a right of first refusal with respect to transfers of partnership interests in Stratford Place. The partnership agreement of Meadow Wood does not provide a right of first refusal to the Partnership with respect to transfers of partnership interests in Meadow Wood. Affiliates of the Withdrawing General Partner and the Nominee General Partner have entered into agreements for the transfer of a 0.1% general partnership interest in Meadow Wood Associates and a 0.01% general partnership interest and a 0.01% limited partnership interest in Stratford Place (collectively, the "Interest Transfers").

         Affiliates of the AIMCO Operating Partnership and the Nominee General Partner have been managing the day-to-day operations of your Partnership and its Properties since approximately October 1997, when they acquired interests in your Partnership from affiliates of the Withdrawing General Partner and entered into certain agreements with the Withdrawing General Partner. Accordingly, the Replacement will not change the existing operations of your Partnership or the Operating Partnerships. The Replacement, however, will permit the Nominee General Partner, which is controlled by the AIMCO Operating Partnership, to take or propose certain extraordinary actions relating to your Partnership without the need for any consent from the Withdrawing General Partner.

         The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since October 1, 1998. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the managing general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership. Linnaeus-Lexington Associates Limited Partnership, an affiliate of the Withdrawing General Partner, will remain a general partner of the Partnership immediately after the Replacement, and its consent will be required for certain actions, including certain amendments to the Partnership Agreement. More information about the Nominee General Partner, the background leading to the Replacement, and the terms of the Replacement are described in this Consent Solicitation Statement. A copy of the agreement setting forth the terms of the transfer is attached as Appendix A.

         Pursuant to the terms of your partnership's agreement of limited partnership, as amended, (the "Partnership Agreement"), the consent of the general partners and two-thirds in interest of the Limited Partners is required to approve the Replacement. The terms of the Partnership Agreement do not require the consent of Limited Partners to the Waiver Proposal, but affiliates of the Withdrawing General Partner and the Nominee General Partner will not consummate the Interest Transfers in Stratford Place unless two-thirds in interest of the Limited Partners consent in writing to the Waiver Proposal. The general partners have agreed to consent to the Replacement Proposal and the Waiver Proposal. The AIMCO Operating Partnership and its affiliates own 10,969.25, or approximately 47.4%, of the outstanding limited partnership interests ("Units") and have indicated they will consent to the Replacement Proposal and the Waiver Proposal. Affiliates of the Withdrawing General Partner hold none of the outstanding Units. Subject to the caveat set forth below, Limited Partners holding an additional 4,456.75, or 19.26%, of the outstanding Units must consent to the Replacement Proposal and the Waiver Proposal for them to be approved.

         Notwithstanding the foregoing, however, we will not consummate the Replacement Proposal if a majority in interest of Limited Partners who are not affiliated with the Nominee General Partner or the Withdrawing General Partner withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 12,169.75 Units. Therefore, if unaffiliated Limited Partners owning 6,084.88 unaffiliated Units, or 26.30% of the outstanding Units, withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement, the Replacement Proposal will not be consummated. Abstentions on the enclosed Consent will not be treated as withholding consent.

         THE WITHDRAWING GENERAL PARTNER AND THE NOMINEE GENERAL PARTNER HAVE A CONFLICT OF INTEREST WITH RESPECT TO THE REPLACEMENT PROPOSAL AND THE WAIVER PROPOSAL. AS A RESULT, NEITHER MAKES ANY RECOMMENDATION AS TO WHETHER LIMITED PARTNERS SHOULD CONSENT TO THE REPLACEMENT PROPOSAL AND THE WAIVER PROPOSAL.

         If the Replacement Proposal and the Waiver Proposal are approved and the Replacement and the Interest Transfers are consummated, you will own the same class and quantity of interest in the Partnership as you owned in the Partnership prior to consummation of the Replacement Proposal and the Interest Transfers. You will not receive any consideration as a result of the consummation of the Replacement Proposal and the Interest Transfers. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement Proposal and the Interest Transfers. Upon consummation of the Replacement Proposal, the existing Partnership Agreement will govern the relationship among the partners of the Partnership after the effective time of the transfer to the Nominee General Partner, except that it will provide that the Withdrawing General Partner is no longer the managing general partner and that the Nominee General Partner is the managing general partner. The Interest Transfers will not have any effect on the Partnership Agreement.

         LIMITED PARTNERS ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER APPLICABLE LAW OR THE PARTNERSHIP AGREEMENT IN CONNECTION WITH THE REPLACEMENT PROPOSAL OR THE WAIVER PROPOSAL.

         YOUR VOTE IS IMPORTANT. To consent to the Replacement Proposal and the Waiver Proposal, please complete, date and sign the enclosed Consent in accordance with its instructions and return it in the enclosed pre-addressed, postage-paid envelope as soon as possible. Even if you do not consent to the Replacement Proposal or the Waiver Proposal, please fully complete and return the enclosed Consent in accordance with its instructions.

         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON APRIL 12, 2004 UNLESS THIS DATE IS EXTENDED BY THE WITHDRAWING GENERAL

PARTNER IN ITS DISCRETION. THIS DATE, AS SO EXTENDED, IS REFERRED TO IN THIS SOLICITATION STATEMENT AS THE "EXPIRATION DATE."

         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050, or by telephone at (800) 217-9608.

                      FORWARD-LOOKING AND OTHER STATEMENTS

         This Information Statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements include information with respect to the Partnership's, the Withdrawing General Partner's and the Nominee General Partner's intent, opinions or expectations, with respect to such matters as:

               o The economic outlook for the economy and the market for multifamily housing in general, and your Partnership in particular;

               o     The capital needs of your Partnership;

               o The cash flow and operating performance of your Partnership;

               o Regulatory requirements, the debt covenants affecting your Partnership, and the failure of your Partnership to comply with those requirements or covenants; and

               o Other trends affecting the Partnership's business, financial condition, and results of operation.

         Forward-looking statements in this Information Statement are identified by words or phrases identifying the Partnership's or the General Partner's opinion, such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective,' "plan," "predict," "project," and "will be" or similar words and phrases (or the opposite). Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, those discussed elsewhere in this Information Statement.

         Information contained herein regarding the Withdrawing General Partner, its business, affiliates, beliefs and intentions is based solely on information provided by the Withdrawing General Partner.

                            THE REPLACEMENT PROPOSAL

         YOU WILL NOT RECEIVE ANY CONSIDERATION AS A RESULT OF THE REPLACEMENT PROPOSAL OR THE WAIVER PROPOSAL.

         Background of Ownership of the AIMCO Operating Partnership. In October 1997, Insignia Financial Group, Inc. ("Insignia") acquired (1) 100% of the Class B common stock of First Winthrop Corporation ("FWC"), and (2) an associate general partnership interest in Winthrop Financial Associates, A Limited Partnership ("WFA"), which provided Insignia with the exclusive rights to direct certain day-to-day operational activities of partnerships (including your Partnership). Insignia also acquired, or contracted to acquire, limited partnership interests in certain of those partnerships, including your Partnership. Affiliates of WFA remained as general partners of these partnerships, with the exclusive right and authority to direct the activities of the partnerships, including your Partnership, except to the extent granted to Insignia and its affiliates, as more fully described below.

         On October 1, 1998, AIMCO merged with Insignia (the "Insignia Merger"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). On October 31, 1998, IPT and AIMCO entered into an agreement and plan of merger, dated as of October 1, 1998, pursuant to which IPT merged with AIMCO on February 26, 1999. AIMCO then contributed IPT's interest in Insignia Properties L.P., IPT's operating partnership, to AIMCO's wholly owned subsidiary, AIMCO/IPT, Inc. An affiliate of AIMCO also replaced IPT as the sole general partner of Insignia

Properties L.P. As a result, a subsidiary of AIMCO acquired Insignia's interest in FWC, WFA, and your Partnership.

         The Withdrawing General Partner of your Partnership is controlled by FWC, which is in turn wholly controlled by (i) WFA, which owns 100% of the outstanding Class A common stock, and is entitled to elect three directors to FWC's board of directors, and (ii) an affiliate of the AIMCO Operating Partnership, which owns 100% of the outstanding Class B common stock, and is entitled to elect two directors to FWC's board of directors. An affiliate of the AIMCO Operating Partnership, NHP Management Company, is WFA's associate general partner, but does not have any economic interest in WFA. Under WFA's agreement of limited partnership, the general partner has the authority to manage and set policies for WFA, and the associate general partner may not take part in managing or controlling WFA. The AIMCO Operating Partnership is of the opinion that it does not control the actions of WFA or their affiliates not otherwise affiliated with the AIMCO Operating Partnership.

         Limitations on Rights of the Withdrawing General Partner and the AIMCO Operating Partnership. Under the Withdrawing General Partner's bylaws, the Vice Presidents - Residential have exclusive authority to manage certain day-to-day operations of the Partnership, subject to the oversight of the board of directors of the Withdrawing General Partner. Officers of the AIMCO Operating Partnership currently serve as the Vice Presidents - Residential of the managing general partner. Through the bylaws, the AIMCO Operating Partnership is able to control the day-to-day operations of the Partnership.

         However, the Withdrawing General Partner's bylaws provide that the Vice Presidents - Residential may not take certain actions ("Extraordinary Actions") without the consent of the Board of Directors of the Withdrawing General Partner. Those Extraordinary Actions include, but are not limited to, most removals, substitutions, or withdrawals of general partners and certain amendments to the Partnership Agreement. Furthermore, your Partnership may not take certain actions with respect to the Operating Partnerships without the consent of other partners of the Operating Partnerships. These actions include, but are not limited to, a termination of the Operating Partnerships, a sale of the property held by Meadow Wood, and most amendments to the partnership agreement of Meadow Wood. If the Replacement Proposal and the Waiver Proposal are approved, it will permit the Nominee General Partner to approve Extraordinary Actions without the consent of the Withdrawing General Partner, and it will permit your Partnership to approve most actions of the Operating Partnerships without the consent of certain affiliates of the Withdrawing General Partner. Linnaeus-Lexington Associates Limited Partnership, an affiliate of the Withdrawing General Partner, will remain a general partner of the Partnership immediately after the Replacement, and its consent will be required for certain actions, including certain amendments to the Partnership Agreement.

         Background of the Replacement Proposal and the Waiver Proposal. The AIMCO Operating Partnership has been managing the day-to-day operations of the Partnership since the Insignia Merger. The AIMCO Operating Partnership is of the opinion that the day-to-day operations of the Partnership and the other management responsibilities of the managing general partner should be coordinated through a single general partner. Through the experience of the AIMCO Operating Partnership, the Nominee General Partner has had significant experience in managing other partnerships that own multifamily housing, and is of the opinion that it has sufficient capacity to make all the operating and strategic decisions with respect to your Partnership.

         In early 2003, the AIMCO Operating Partnership and affiliates of the Withdrawing General Partner began discussions as to whether the AIMCO Operating Partnership could acquire the general partnership interest in the Partnership in its totality, without any further obligation to obtain the consent of the Withdrawing General Partner for Extraordinary Transactions. The AIMCO Operating Partnership is of the opinion that it will be easier to make decisions with respect to the Partnership and the Operating Partnership, including decisions to fund operational shortfalls, if it can take or propose all actions with respect to the Partnership, including Extraordinary Actions. The AIMCO Operating Partnership agreed to pay a total of (i) approximately $1,100,000, (ii) all 200 shares of the Class B common stock of FWC, and (iii) the associate general partnership interest in WFA, in exchange for 33 general and limited partnership interests, including the purchase of a 6.25% general partnership interest in your Partnership for an allocated price of $1,000, payable in units of limited partnership interest in the AIMCO Operating Partnership. These partnership interests to be acquired by the AIMCO Operating Partnership and its affiliates also include partnership interests in the Operating Partnerships.

         Implementation of the Replacement Proposal and the Waiver Proposal. If the Replacement Proposal and the Waiver Proposal are approved by two-thirds in interest of the Limited Partners, the Replacement Proposal and the Waiver Proposal will be approved. Upon consummation of the Replacement Proposal, the AIMCO Operating Partnership and its affiliates will own approximately 53.65% of the total partnership interest of the Partnership, comprised of a 6.25% general partnership interest of the Partnership and approximately 47.4% of the outstanding Units.

         Effect of the Replacement Proposal and the Waiver Proposal. Decisions with respect to the day-to-day management of the Partnership are the responsibility of the managing general partner. The Withdrawing General Partner and the AIMCO Operating Partnership are of the opinion that the Replacement Proposal and the Interest Transfers will not have any effect on the operations of the Partnership, except as noted below. The AIMCO Operating Partnership and its affiliates will be able to substantially influence or control the outcome of many significant Partnership and Operating Partnership decisions. Under the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain extraordinary transactions, including the removal of the general partner, most amendments to the Partnership Agreement, and the sale of all or substantially all of the Partnership's assets. In addition, under the partnership agreements of the Operating Partnerships, your Partnership may not take certain actions with respect to the Operating Partnerships without the consent of other partners of the Operating Partnerships. These actions include, but are not limited to, a termination of the Operating Partnerships, a sale of the property held by Meadow Wood, and most amendments to the partnership agreement of Meadow Wood. Because the managing general partner of the Partnership will be a subsidiary of the AIMCO Operating Partnership after consummation of the Replacement Proposal, the AIMCO Operating Partnership will control the management of the Partnership without the consent of the Withdrawing General Partner. And, because affiliates of the Withdrawing General Partner will no longer own partnership interests in the Operating Partnerships after the consummation of the Interest Transfers, your Partnership will control the management of the Operating Partnerships without the consent of those affiliates of the Withdrawing General Partner. Linnaeus-Lexington Associates Limited Partnership, an affiliate of the Withdrawing General Partner, will remain a general partner of the Partnership immediately after the Replacement, and its consent will be required for certain actions, including certain amendments to the Partnership Agreement.

         Treatment. Upon consummation of the Replacement Proposal, all rights and interest with respect to the general partner interest will be deemed transferred from the Withdrawing General Partner to the Nominee General Partner, including without limitation, all allocations of profit and loss for tax purposes, as if the Replacement Proposal had been consummated on April 1, 2004.

         Directors, Officers and Governing Documents. The members, partners, and stockholders of the Nominee General Partner, and its officers and directors, immediately prior to the consummation of the Replacement Proposal will be the members, partners, and stockholders of the Nominee General Partner, and its officers and directors, upon the consummation of the Replacement Proposal. The certificate of limited partnership of the Partnership, as in effect immediately prior to consummation of the Replacement Proposal, will be the certificate of limited partnership of the Partnership after consummation of the Replacement Proposal, except that it will be amended to reflect the withdrawal of the Withdrawing General Partner and the admission of the Nominee General Partner. The Partnership Agreement, as modified to reflect the withdrawal of the Withdrawing General Partner and the admission of the Nominee General Partner, will be the agreement of limited partnership of the Partnership after the transfer to the Nominee General Partner.

         The partnership agreements of the Operating Partnerships as in effect immediately prior to consummation of the Interest Transfers will be the respective partnership agreements of the Operating Partnerships after the consummation of the Interest Transfers, except as modified to reflect the Interest Transfers. The certificate of limited partnership of Stratford Place as in effect immediately prior to consummation of the Interest Transfers of Stratford Place will be the certificate of limited partnership of Stratford Place, except that it will be amended to reflect the Interest Transfers, as appropriate.

         Succession. Upon consummation of the Replacement Proposal, the Withdrawing General Partner will not have any further right to participate in the management or operation of the Partnership or to receive future allocations of profits and losses, any distributions from the Partnership or any other funds or assets of the

Partnership. All of these rights will be transferred to the Nominee General Partner upon the consummation of the Replacement.

         Third Party Consents. None of the parties will be required to consummate the transfer to the Nominee General Partner if required approval of the partners of the Partnership or of any other persons or entities, including, without limitation, the United States Department of Housing and Urban Development, any state housing authority or agency, lenders, bond trustees, and credit enhancers, of the transfer has not been obtained. The Replacement will be consummated as soon as practicable after the required third party and governmental consents have been obtained, but there can be no assurance as to the timing of the Replacement.

         Termination. If certain conditions to the transfer to the Nominee General Partner are not fulfilled prior to September 30, 2004, the agreement relating to the Replacement Proposal may be terminated by any party to the agreement. If certain conditions to the Interest Transfers are not fulfilled prior to September 30, 2004, the agreements relating to the Interest Transfers may be terminated by any party to the respective agreements.

         Consents Solicited. The Nominee General Partner is soliciting the consent of Limited Partners to the Replacement Proposal and the Waiver Proposal. The AIMCO Operating Partnership and its affiliates own 10,969.25, or approximately 47.4%, of the outstanding Units, and they intend to consent to the Replacement Proposal and the Waiver Proposal. The Withdrawing General Partner and its affiliates own none of the outstanding Units.

         Tax Consequences. There will not be any tax consequence to the Limited Partners or the Partnership solely as a result of the Replacement Proposal or the Waiver Proposal. See "Tax Consequences of the Replacement Proposal and the Waiver Proposal."

         Approval. March 19, 2004 is the record date (the "Record Date") for determining Limited Partners entitled to receive this Consent Solicitation Statement. The AIMCO Operating Partnership and its affiliates own 10,969.25, or approximately 47.4%, of the outstanding Units and have indicated they will consent to the Replacement Proposal and the Waiver Proposal. The Withdrawing General Partner and its affiliates own none of the outstanding Units. Pursuant to the Partnership Agreement, the consent of all general partners of the Partnership other than the Withdrawing General Partner and of two-thirds in interest of the Limited Partners is required to approve the Replacement Proposal. The terms of the Partnership Agreement do not require the consent of Limited Partners to the Waiver Proposal, but affiliates of the Withdrawing General Partner and the Nominee General Partner will not consummate the Interest Transfers unless two-thirds in interest of the Limited Partners consent in writing to the Waiver Proposal. Subject to the caveats set forth below, if Limited Partners owning an additional 4,456.75, or 19.26%, of the outstanding Units consent in writing to the Replacement Proposal and the Waiver Proposal, the Replacement Proposal and the Waiver Proposal will be approved. The transfer to the Nominee General Partner will not be consummated if the required consent of the partners to the Replacement Proposal is not obtained. The Interest Transfers in Stratford Place will not be consummated if the consent of two-thirds in interest of the Limited Partners to the Waiver Proposal is not obtained.

         Notwithstanding the foregoing, however, we will not consummate the Replacement Proposal if a majority in interest of Limited Partners who are not affiliated with the Nominee General Partner or the Withdrawing General Partner withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 12,169.75 Units. Therefore, if unaffiliated Limited Partners owning 4,456.75 unaffiliated Units, or 26.30% of the outstanding Units, withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement, the Replacement Proposal will not be consummated. Abstentions on the enclosed Consent will not be treated as withholding consent.

         Power of Attorney. The Partnership Agreement grants the power of attorney to the managing general partner of the Partnership to amend the Partnership Agreement and file amendments with the appropriate government authority to reflect the withdrawal of a general partner and the admission of a new general partner. If the Replacement Proposal is approved by the partners, the Nominee General Partner, the Withdrawing General Partner, or both will prepare these amendments to reflect the withdrawal of the Withdrawing General Partner and the admission of the Nominee General Partner. In addition, appropriate amendments will be filed with the appropriate government authority pursuant to this power of attorney.

         Appraisal Rights. Limited Partners are not entitled to appraisal rights permitting them to seek a judicial determination of the value of their Partnership interests under applicable law.

         Future Plans of the Nominee General Partner and the AIMCO Operating Partnership. Except as disclosed in this Consent Solicitation Statement, the Nominee General Partner and the AIMCO Operating Partnership do not have any specific intention with respect to the Partnership or the Operating Partnerships that would involve any of the following transactions: (i) payment of extraordinary distributions; (ii) refinancing, reducing or increasing existing indebtedness of the Partnership or the Operating Partnerships; (iii) sales or exchanges of the Properties; (iv) additional purchases of interests in the Partnership; and (v) mergers or other consolidation transactions involving the Partnership or the Operating Partnerships. However, if the Replacement Proposal is approved, the Nominee General Partner will be able to consider those transactions and may recommend them to the Partnership for approval or, if no other partnership approvals are required, effect those transactions as the managing general partner of the Partnership. The AIMCO Operating Partnership and the Nominee General Partner may consider any of the foregoing transactions in the future, and the AIMCO Operating Partnership reviews its portfolio of investments from time to time to consider those transactions. Transactions could involve transactions involving other limited partnerships in which any of the Nominee General Partner or its affiliates serve as general partners, or a combination of the Partnership with one or more existing, publicly traded entities (including, possibly, affiliates of AIMCO), in any of which Limited Partners might receive cash, common stock or other securities or consideration. There is no assurance, however, as to when or whether any of the transactions referred to above might occur. If the Partnership enters into a transaction, the AIMCO Operating Partnership will participate in the benefits of that transaction to the extent of its ownership of interests in the Partnership.

                               TAX CONSEQUENCES OF
                THE REPLACEMENT PROPOSAL AND THE WAIVER PROPOSAL

         THE FOLLOWING SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON CURRENT U.S. FEDERAL TAX LAW, WHICH IS SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT IN THE PARTICULAR CIRCUMSTANCES OF EACH LIMITED PARTNER OR TO LIMITED PARTNERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. PLEASE CONSULT YOUR TAX ADVISOR IF YOU HAVE CONCERNS THAT YOU BELIEVE APPLY TO YOUR TAX SITUATION.

         In general, the Nominee General Partner is of the opinion that the Replacement Proposal and the Waiver Proposal will not have any tax consequences to the Limited Partners or the Partnership.

         The transfer to the Nominee General Partner, along with other sales or exchanges of interests in the Partnership that have occurred within the 12-month period ending on the date that the Replacement Proposal is effected, may cause a termination of the Partnership for federal income tax purposes (a "Termination"). The Nominee General Partner does not believe that the transfer of the general partnership interest to it will cause a Termination because an insufficient number of interests in the Partnership have been transferred in the last 12 months. If a Termination does occur, however, the Partnership's taxable year will close as of the date of the Replacement Proposal, and the Partnership will be required to file a final federal partnership return as of that date reporting its income, gain, loss and other tax items on such return. This may, among other things, result in acceleration of the recognition by the partners of any income or gain from the Partnership's operations in a taxable period that is earlier than the taxable period in which such income or gain otherwise would have been recognized if the Partnership had not terminated. In addition, while generally the adjusted tax basis in the Partnership's assets will be the same as the Partnership's basis in such assets immediately before the Replacement Proposal, the Partnership will be permitted to increase the basis of its assets to the extent the provisions of Code Section 754 apply. However, a Termination may require that the Partnership recalculate the depreciable lives of its assets, which could result in the assets being depreciated over a longer period of time than if there had been no Termination. If this were to occur, the annual average depreciation deductions allocable to the partners may decrease for a number of years following the transfer to the Nominee General Partner (thereby increasing the taxable income allocable to such partners), but would not have any effect on the total depreciation deductions available over the useful lives of the assets.

                                  RISK FACTORS

         THE REPLACEMENT PROPOSAL HAS CERTAIN RISKS AND DISADVANTAGES. Before deciding whether to consent to the Replacement Proposal, please carefully consider the following risk factors.

RISK FACTORS IF THE REPLACEMENT PROPOSAL IS APPROVED

         The Replacement Proposal Will Enable the AIMCO Operating Partnership to Approve Significant Decisions Without Having to Obtain the Approval of the Withdrawing General Partner. Decisions with respect to the day-to-day management of the Partnership are the responsibility of the managing general partner of the Partnership. However, under the Partnership Agreement, Limited Partners holding a majority in interest of the Limited Partners must approve certain transactions, including the removal of the general partner, certain amendments to the Partnership Agreement, and the sale of all or substantially all of the Partnership's assets. Linnaeus-Lexington Associates Limited Partnership, an affiliate of the Withdrawing General Partner, will remain a general partner of the Partnership immediately after the Replacement, and its consent will be required for certain actions, including certain amendments to the Partnership Agreement.

         The AIMCO Operating partnership and its affiliates own approximately 10,969.25 Units, or approximately 47.4%, of the outstanding limited partner Units of your Partnership. If the AIMCO Operating Partnership and its affiliates acquire more than 4,456.75 additional outstanding Units, it will control a majority of the outstanding Units and will have the ability to control most votes of the limited partners.

         If the Replacement Proposal is approved, the AIMCO Operating Partnership will be able to approve Extraordinary Actions without the consent of the Withdrawing General Partner, subject to the restrictions on actions by the general partner contained in the Partnership Agreement.

         The Nominee General Partner Will Continue to Have Conflicts of Interest. The Nominee General Partner is an affiliate of the AIMCO Operating Partnership. Accordingly, the Nominee General Partner will have conflicts of interest in the capacity as managing general partner of the Partnership. The Nominee General Partner is a limited liability company and has fiduciary duties to its members, which may from time to time conflict with its fiduciary duties to the Limited Partners or the Partnership. The conflicts of interest include the fact that a decision to remove, for any reason, the Nominee General Partner from its position as a general partner of the Partnership would result in a decrease or elimination of the substantial management fees paid to the Nominee General Partner for managing the Partnership. Also, an affiliate of the AIMCO Operating Partnership is the property manager of your Partnership and receives substantial fees for managing the Property. In 2003, the Partnership paid approximately $222,000 in management fees to affiliates of the AIMCO Operating Partnership, and reimbursed the AIMCO Operating Partnership and its affiliates approximately $132,000. Beginning in 2001, the Partnership began insuring its Properties up to certain limits through coverage provided by an affiliate of your General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its Properties above those limits through insurance policies obtained by AIMCO Properties from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2003 and the years ended December 31, 2002 and 2001, the Partnership paid affiliates of the General Partner approximately $69,000, $113,000 and $105,000, respectively, for insurance coverage and fees associated with policy claims administration.

         In addition, because AIMCO and the Partnership both invest in apartment properties, these properties may compete with one another for tenants. Furthermore, AIMCO may acquire properties in the general market areas where the Properties are located. AIMCO and its affiliates believe that this concentration of properties in a general market areas will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing its properties, AIMCO will attempt to reduce conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

RISK FACTORS IF THE REPLACEMENT PROPOSAL IS NOT APPROVED

         Extraordinary Actions Will Require the Consent of the Withdrawing General Partner's Board of Directors. Through an affiliate of the AIMCO Operating Partnership, the AIMCO Operating Partnership controls the day-to-day operations of the Partnership. However, the Withdrawing General Partner's bylaws provide that the Vice Presidents - Residential may not take Extraordinary Actions without the consent of the Board of Directors of the Withdrawing General Partner. Those Extraordinary Actions include, but are not limited to, most removals, substitutions or withdrawals of general partners and certain amendments to the Partnership Agreement. If the Replacement Proposal is approved, the Nominee General Partner may approve the Extraordinary Actions without the consent of the Withdrawing General Partner.

         It Will Be More Difficult for the Affiliates of the AIMCO Operating Partnership to Operate the Partnership. Although an affiliate of the AIMCO Operating Partnership controls the day-to-day operations of the Partnership, Extraordinary Transactions are subject to the approval of the Withdrawing General Partner. Because its control is limited in this manner, it may be more difficult for the affiliate of the AIMCO Operating Partnership to take certain actions with respect to the Partnership, including making required loans or advances to the Partnership to fund operating deficits or capital expenditures.

         THE WAIVER PROPOSAL HAS CERTAIN RISKS AND DISADVANTAGES. Before deciding whether to consent to the Waiver Proposal, please carefully consider the following risk factors.

RISK FACTORS IF THE WAIVER PROPOSAL IS APPROVED

         The Waiver Proposal Will Enable the AIMCO Operating Partnership to Approve Significant Decisions With Respect to Stratford Place Without Having to Obtain the Approval of Certain Affiliates of the Withdrawing General Partner. Decisions with respect to the day-to-day management of the Operating Partnerships are the responsibility of your Partnership, which is the managing general partner of each of the Operating Partnerships. However, under the partnership agreement of Stratford Place, your Partnership may not take certain actions with respect to Stratford Place without the consent of the other partners of Stratford Place. These actions include, but are not limited to, a termination of Stratford Place.

         If the Waiver Proposal is approved, the AIMCO Operating Partnership will be able to approve those actions with respect to Stratford Place without the consent of certain affiliates of the Withdrawing General Partner. After the consummation of the Interest Transfers, affiliates of the AIMCO Operating Partnership will own all partnership interests in the Operating Partnerships not owned by your Partnership.

RISK FACTORS IF THE WAIVER PROPOSAL IS NOT APPROVED

         Certain Actions of the Stratford Place Will Require the Consent of Affiliates the Withdrawing General Partner. Your Partnership controls the day-to-day operations of the Operating Partnerships. However, the partnership agreement of Stratford Place provides that your Partnership may not take certain actions without the consent of the other partners of Stratford Place. These actions include, but are not limited to, a termination of Stratford Place. If the Waiver Proposal is approved, your Partnership may approve those actions without the consent of certain affiliates of the Withdrawing General Partner.

         It Will Be More Difficult for the Affiliates of the AIMCO Operating Partnership to Operate Stratford Place. Although your Partnership controls the day-to-day operations of the Stratford Place, certain actions are subject to the approval of the other partners of Stratford Place, which are currently affiliates of the Withdrawing General Partner. Because control is limited in this manner, it may be more difficult for the affiliate of the AIMCO Operating Partnership to take certain actions with respect to Stratford Place, including making required loans or advances to Stratford Place to fund operating deficits or capital expenditures.

                        GENERAL PARTNER'S RECOMMENDATION

         The Withdrawing General Partner has a conflict of interest and does not make any recommendation as to whether Limited Partners should consent to the Replacement Proposal or the Waiver Proposal. In entering into agreements in connection with the Replacement Proposal and the Interest Transfers, the Withdrawing General Partner considered the experience of the AIMCO Operating Partnership in managing multifamily properties such as those held by the Partnership, the experience of the AIMCO Operating Partnership in managing the Partnership's properties since October 1, 1998, and the fact that it will be administratively easier for affiliates of the AIMCO Operating Partnership to continue to operate the Partnership and the Operating Partnerships if the Nominee General Partner is the managing general partner of the Partnership and affiliates of the Nominee General Partner own the other partnership interests in the Operating Partnerships.

     INFORMATION ABOUT YOUR PARTNERSHIP, THE NOMINEE GENERAL PARTNER AND THE
                           AIMCO OPERATING PARTNERSHIP

         The Partnership. WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP is a limited partnership organized under the laws of the State of Massachusetts on June 20, 1983. Its primary business is real estate ownership and related operations. The Partnership was formed for the purpose of owning income-producing residential, commercial and industrial properties.

         Your Partnership owns its Properties through the Operating Partnerships. Your Partnership owns a 99.98% general partnership interest in Stratford Place, and affiliates of the Withdrawing General Partner own a 0.01% general partnership interest and a 0.01% limited partnership interest in Stratford Place. Your Partnership also owns a 99.9% general partnership interest in Meadow Wood, and an affiliate of the Withdrawing General Partner owns a 0.1% general partnership interest in Meadow Wood. The general partners of the Partnership are Two Winthrop Properties, Inc. and Linnaeus-Lexington Associates Limited Partnership. Your Partnership's principal executive offices are currently located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602.

         Limited Partners. As of January 31, 2004, there were 633 Limited Partners of record. As of January 31, 2004, there were 23,139 Units issued and outstanding. The AIMCO Operating Partnership or its affiliate owns 10,969.25, or approximately 47.4%, of the outstanding Units and is the only beneficial owner of five percent or more of any class of limited partnership interests in the Partnership.

         Property Management. An affiliate of the Nominee General Partner serves as manager of the Property. Pursuant to the management agreement between the property manager and the Partnership, the property manager operates the Property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors. The property manager is entitled to receive 5% of tenant rent collections from the Property for providing property management services.

         General Partners' Fees and Reimbursements. The Withdrawing General Partner is entitled to receive reimbursements and fees for, among other things, management of the Partnership and other services provided to the Partnership. Currently, those reimbursements are paid to an affiliate of the AIMCO Operating Partnership. Upon the consummation of the Replacement Proposal, the Nominee General Partner will be entitled to receive all such fees and reimbursements.

         Financial Information. For more information regarding your Partnership and the Property, please refer to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2002 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and other reports and documents that your Partnership has filed with the SEC.

         The Nominee General Partner. AIMCO/Winthrop Growth Investors 1 GP, LLC, a Delaware limited liability company, is a new entity formed for the purpose of performing the duties of the managing general partner of the Partnership. The Nominee General Partner is controlled and beneficially owned by the AIMCO Operating Partnership and AIMCO.

         The AIMCO Operating Partnership. The AIMCO Operating Partnership is a Delaware limited partnership. Together with its subsidiaries, it conducts substantially all of the operations of AIMCO. AIMCO is a self-administered and self-managed real estate investment trust, or REIT, engaged in the acquisition, ownership, management and redevelopment of apartment properties. As of December 31, 2003, AIMCO owned or managed a real estate portfolio of 1,629 apartment properties containing 287,560 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2003, AIMCO was the largest REIT owner and operator of apartment properties in the United States. Its portfolio includes garden style, mid-rise and high-rise properties and we serve approximately one million residents per year.

         AIMCO owns an equity interest in, and consolidates the majority of, the properties in its owned real estate portfolio. These properties represent its consolidated properties. In addition, AIMCO has an equity interest in, but does not consolidate, certain properties that are accounted for under the equity method. These properties represent its unconsolidated properties. Additionally, AIMCO manages (both property and asset) but does not own an equity interest in other properties, although in certain cases it may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. The equity holdings and managed properties are as follows as of December 31, 2003:


                                                      TOTAL PORTFOLIO
                                                    ---------------------
                                                    PROPERTIES    UNITS
                                                    ----------   -------
Consolidated properties                                 679      174,172
Unconsolidated properties                               441       62,823
Property managed for third parties                       96       11,137
Asset managed for third parties                         413       39,428
                                                    -------      -------
Total                                                 1,629      287,560
                                                    =======      =======

         AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV."

         The AIMCO Operating Partnership's general partner is AIMCO-GP, Inc., a Delaware corporation, which is a wholly-owned subsidiary of AIMCO. AIMCO's, AIMCO-GP's, the AIMCO Operating Partnership's, and the Nominee General Partner's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

         The names, positions and business addresses of the directors and executive officers of AIMCO and the Nominee General Partner, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex I attached hereto and are incorporated in this Consent Solicitation Statement by reference.

         AIMCO, the AIMCO Operating Partnership and the Partnership are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "SEC") relating to each company's business, financial condition and other matters, including the complete financial statements summarized below. Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, information filed by AIMCO with the New York Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         For more information regarding AIMCO and the AIMCO Operating Partnership, please refer to their respective Annual Reports on Form 10-K for the year ended December 31, 2003 (particularly the management's discussion and analysis of financial condition and results of operations) and other reports and documents filed with the SEC.

                                CONSENTS REQUIRED

         APPROVAL OF THE REPLACEMENT PROPOSAL IS ONLY POSSIBLE WITH THE WRITTEN CONSENT OF ALL GENERAL PARTNERS, OTHER THAN THE WITHDRAWING GENERAL PARTNER, AND TWO-THIRDS IN INTEREST OF LIMITED PARTNERS. AFFILIATES OF THE WITHDRAWING GENERAL PARTNER AND THE NOMINEE GENERAL PARTNER WILL NOT CONSUMMATE THE INTEREST TRANSFERS IN STRATFORD PLACE, UNLESS two-thirds IN INTEREST OF THE LIMITED PARTNERS CONSENT IN WRITING TO THE WAIVER PROPOSAL. EACH OF THE LIMITED PARTNERS OF RECORD AS OF THE RECORD DATE ARE ENTITLED TO APPROVE OR DISAPPROVE THE REPLACEMENT PROPOSAL AND THE WAIVER PROPOSAL. As of the Record Date, there were 23,139 Units issued and outstanding. The AIMCO Operating Partnership and its affiliates own 10,969.25, or approximately 47.4%, of the outstanding Units, and they intend to consent to the Replacement Proposal and the Waiver Proposal. The Withdrawing General Partner and its affiliates own none of the outstanding Units. Subject to the caveats set forth below, if Limited Partners owning an additional 4,456.75, or 19.26%, of the outstanding Units consent in writing to the Replacement Proposal and the Waiver Proposal, the Replacement Proposal and the Waiver Proposal will be approved. Abstentions will not be counted as consents in favor of the Replacement Proposal or the Waiver Proposal.

         Notwithstanding the foregoing, however, we will not consummate the Replacement Proposal if a majority in interest of Limited Partners who are not affiliated with the Nominee General Partner or the Withdrawing General Partner withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 12,169.75 Units. Therefore, if unaffiliated Limited Partners owning 6,084.88 unaffiliated Units, or 26.30% of the outstanding Units, withhold consent to the Replacement Proposal in compliance with the procedures set forth in this Consent Solicitation Statement, the Replacement Proposal will not be consummated. Abstentions on the enclosed Consent will not be treated as withholding consent.

                            SOLICITATION OF CONSENTS

         Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by representatives of the Nominee General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Solicitation Statement and the enclosed Consent (estimated to be $500) will be borne by the Nominee General Partner. The fees and expenses of the Solicitation Agent (estimated to be $750.00) will be paid by the Nominee General Partner.

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE REPLACEMENT PROPOSAL OR THE WAIVER PROPOSAL SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT INCLUDED WITH THIS CONSENT SOLICITATION STATEMENT, AND SIGNING, DATING AND DELIVERING THE CONSENT TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS CONSENT SOLICITATION STATEMENT.

         All Consents that are properly completed, signed and delivered to the Solicitation Agent prior to the Expiration Date and not properly revoked (see "Revocation of Instructions" below) will be given effect in accordance with the specifications thereof. IF A CONSENT IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED WITH RESPECT TO ANY PROPOSAL, BUT THE CONSENT IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE CORRESPONDING PROPOSAL.

         Consents must be executed in exactly the same manner as the name(s) in which ownership of the Partnership interests is registered. If the Partnership interests to which a Consent relates are held by two or more joint holders, all such holders should sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent evidence satisfactory to the Partnership of authority to execute the Consent.

         The execution and delivery of a Consent will not affect a Limited Partner's right to sell or transfer the Partnership interests. All Consents received by the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Partnership interests subsequent to the Record Date. A person who acquires Partnership interests after the Record Date may not consent.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the Withdrawing General Partner in its sole discretion, which determination will be conclusive and binding. The Withdrawing General Partner reserves the right to reject any or all Consents that are not in proper form. The Withdrawing General Partner also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consents. Unless waived, all such defects or irregularities in connection with the delivery of Consents must be cured within such time as the Withdrawing General Partner determines. Neither the Withdrawing General Partner nor any of their respective affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the Withdrawing General Partner shall be conclusive and binding.

         Extension of Solicitation Period. The Withdrawing General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period of time during which consents are solicited hereunder. Notice of any such extension will promptly be disseminated to Limited Partners in a manner reasonably designed to inform Limited Partners of such extension.

         Revocation of Instructions. Any Limited Partner who has delivered a Consent to the Solicitation Agent may revoke the instructions set forth in such Consent by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent must (i) contain the name of the person who delivered the Consent, (ii) be in the form of a subsequent Consent marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Consent. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent previously given. A revocation of the instructions set forth in a Consent can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE CONSENT AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         The signed Consents should be sent or delivered by each partner to the Solicitation Agent at the address set forth below.


                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.




                By Mail:                              By Overnight Courier:                         By Hand:

         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
              (800) 217-9608                             (800) 217-9608                           (800) 217-9608

                                 By Facsimile:                          For Information please call:

                                 (201) 460-0050                           TOLL FREE (800) 217-9608

                                     ANNEX I
                             OFFICERS AND DIRECTORS

         The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO") and AIMCO-GP, Inc. ("AIMCO-GP") are set forth below. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Peter Kompaniez. The executive officers and directors of the Withdrawing General Partner are also set forth below. Unless otherwise indicated, the business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America. All titles refer to titles with AIMCO, AIMCO-GP and the Nominee General Partner, except as otherwise indicated.

                       NAME                                           POSITION
                       ----                                           --------
 Terry Considine................................  Chairman of the Board of Directors and Chief Executive
                                                  Officer

 Peter K. Kompaniez.............................  Vice Chairman, President* and Director

 Jeffrey Adler..................................  Executive Vice President - Property Operations

 Harry G. Alcock................................  Executive Vice President and Chief Investment Officer

 Miles Cortez...................................  Executive Vice President, General Counsel and Secretary

 Joseph DeTuno..................................  Executive Vice President - Redevelopment

 Randall J. Fein................................  Executive Vice President - Student Housing

 Patti K. Fielding..............................  Executive Vice President - Securities and Debt

 Lance J. Graber................................  Executive Vice President - AIMCO Capital

 Paul J. McAuliffe..............................  Executive Vice President and Chief Financial Officer

 Ron Monson.....................................  Executive Vice President and Head of Property Operations

 Jim Purvis.....................................  Executive Vice President - Human Resources

 David Robertson................................  President and Chief Executive Officer of AIMCO Capital

 James N. Bailey................................  Director

 Richard S. Ellwood.............................  Director

 J. Landis Martin...............................  Director

 Thomas L. Rhodes...............................  Director

 Michael L. Ashner..............................  Chief Executive Officer and Director of Withdrawing
                                                  General Partner

 Peter Braverman................................  Executive Vice President and Director of Withdrawing
                                                  General Partner

* Mr. Kompaniez is relinquishing his title of President effective April 1, 2004. Pending appointment of a chief operating officer, Mr. Considine will serve as President, in addition to his continued duties as Chairman of the Board of Directors and Chief Executive Officer.

                 NAME                               PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                 ----                               ---------------------------------------------
Terry Considine.....................    Mr. Considine has been Chairman and Chief Executive Officer of AIMCO and AIMCO-GP since July 1994. Mr. Considine serves as Chairman of the Board of Directors of American Land Lease, Inc. (formerly Asset
                                        Investors Corporation and Commercial Asset Investors, Inc.), another public real estate investment trust. Mr. Considine has been and remains involved as a principal in a variety of other business activities.

Peter K. Kompaniez..................    Mr. Kompaniez has been Vice Chairman and a director of AIMCO since
                                        July 1994 and was appointed President in July 1997.  Mr. Kompaniez has also served as Chief Operating Officer of NHP Incorporated, which was acquired by AIMCO in December 1997. From 1986 to 1993, he served as President and Chief Executive Officer of Heron Financial
                                        Corporation ("HFC"), a United States holding company for Heron
                                        International, N.V.'s real estate and related assets. While at HFC,
                                        Mr. Kompaniez administered the acquisition, development and disposition of approximately 8,150 apartment units (including 6,217 units that have been acquired by AIMCO) and 3.1 million square feet of commercial real estate.

Jeffrey Adler.......................    Mr. Adler was appointed Executive Vice President, Conventional
                                        Property Operations in January 2003. Previously he served as Senior
                                        Vice President of Risk Management of  AIMCO from January 2002 until
                                        November 2002, when he added the responsibility of Senior Vice
                                        President, Marketing. Prior to joining AIMCO, Mr. Adler was Vice
                                        President, Property/Casualty for Channelpoint, a software company from 2000 to 2002. From 1990 to 2000 Mr. Adler  held several positions at Progressive Insurance including Colorado General
                                        Manager from 1996 to 2000, Product Manager for Progressive Insurance
                                        Mountain Division from 1992 to 1996, and  Director of Corporate
                                        Marketing from 1990 to1992. Mr. Adler received a B.A. from Yale
                                        University and a MBA from the Wharton School of the University of
                                        Pennsylvania.

Harry G. Alcock.....................    Mr. Alcock served as a Vice President of AIMCO from July 1996 to
                                        October 1997, when he was promoted to Senior Vice President -
                                        Acquisitions. Mr. Alcock served as Senior Vice
                                        President-Acquisitions until October 1999, when he was promoted to
                                        Executive Vice President and Chief Investment Officer. Mr. Alcock
                                        has held responsibility for AIMCO's acquisition and financing activities since July 1994. From June 1992 until July 1994, Mr.
                                        Alcock served as Senior Financial Analyst for PDI and HFC. From
                                        1988 to 1992, Mr. Alcock worked for Larwin Development Corp., a Los
                                        Angeles-based real estate developer, with responsibility for raising debt and joint venture equity to fund land acquisition and development. From 1987 to 1988, Mr. Alcock worked for Ford
                                        Aerospace Corp. He received his B.S. from San Jose State
                                        University.

                 NAME                               PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                 ----                               ---------------------------------------------
Miles Cortez........................    Mr. Cortez was appointed Executive Vice President, General Counsel and Secretary in August 2001.  Since December 1997, Mr. Cortez has
                                        been a founding partner and the senior partner of the law firm of
                                        Cortez Macaulay Bernhardt & Schuetze LLC.  From August 1993 to
                                        November 1997, Mr. Cortez was a partner in the law firm of McKenna &
                                        Cuneo, LLP. Mr. Cortez was the President of the Denver Bar
                                        Association from 1982-1983; was Chairman of the Ethics Committee of the Colorado Bar Association from 1977-1978, was President of the
                                        Colorado Bar Association from 1996-1997, and was a member of the
                                        American Bar Association House of Delegates from 1990-1995. Mr.
                                        Cortez is a Life Fellow of the Colorado Bar Foundation and American
                                        Bar Foundation. Mr. Cortez has been listed in the national publication "The Best Lawyers in America" for business litigation for the past ten years.

Joseph DeTuno.......................    Mr. DeTuno was appointed Executive Vice President-Redevelopment of
                                        AIMCO in February 2001. Mr. DeTuno has been Senior Vice
                                        President-Property Redevelopment of AIMCO since August 1997. Mr.
                                        DeTuno was previously President and founder of JD Associates, his own full service real estate consulting, advisory and project management company that he founded in 1990.

Randall J. Fein.....................    Mr. Fein was appointed Executive Vice President in October 2003.  He is responsible for Student Housing.  Prior to joining AIMCO, Mr.
                                        Fein was president of the general partner of Texas First L.P. and
                                        Income Apartment Investors L.P.  Mr. Fein is a 1977 graduate of the
                                        University of Texas at Austin. He also received a J.D. from the
                                        University of Texas at Austin in 1980.

Patti K. Fielding...................    Ms. Fielding was appointed Executive Vice President in February
                                        2003. She is responsible for securities and debt financing and the treasury department. From January 2000 to February 2003, Ms.
                                        Fielding served as Senior Vice President - Securities and Debt. Ms.
                                        Fielding joined the Company in February 1997 and served as Vice
                                        President-Tenders, Securities and Debt until January 2002. Prior to joining the Company, Ms. Fielding was a Vice President with Hanover
                                        Capital Partners from 1996 to 1997, Vice Chairman, Senior Vice
                                        President and Principal of CapSource Funding Corp from 1993 to 1995, and Group Vice President with Duff & Phelps Rating Co. from 1987 to
                                        1993.

Lance Graber........................    Mr. Graber was appointed Executive Vice President - Acquisitions in
                                        October 1999. His principal business function is acquisitions.
                                        Prior to joining AIMCO, Mr. Graber was an Associate from 1991 through 1992 and then a Vice President from 1992 through 1994 at
                                        Credit Suisse First Boston engaged in real estate financial advisory services and principal investing.  He was a Director there from 1994 to May 1999, during which time he supervised a staff of seven in the making of principal investments in hotel, multi-family and assisted living properties. Mr. Graber received a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania.

                 NAME                               PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                 ----                               ---------------------------------------------
Paul J. McAuliffe...................    Mr. McAuliffe has been Executive Vice President of AIMCO since
                                        February 1999 and was appointed Chief Financial Officer in October
                                        1999. Prior to joining AIMCO, Mr. McAuliffe was Senior Managing
                                        Director of Secured Capital Corporation and prior to that time had been a Managing Director of Smith Barney, Inc. from 1993 to 1996, where he was a key member of the underwriting team that led AIMCO's initial public offering in 1994. Mr. McAuliffe was also a Managing
                                        Director and head of the real estate group at CS First Boston from
                                        1990 to 1993 and he was a Principal in the real estate group at
                                        Morgan Stanley & Co., Inc. from 1983 to 1990. Mr. McAuliffe received a B.A. from Columbia College and an MBA from University of
                                        Virginia, Darden School.

Ron Monson..........................    Mr. Monson was appointed Executive Vice President and Head of
                                        Property Operations of AIMCO on February 6, 2001. Mr. Monson has
                                        been with AIMCO since 1997 and was promoted to Divisional Vice
                                        President in 1998. Prior to joining AIMCO, Mr. Monson worked for 13 years in operations management positions in the lawn care and landscaping industries, principally with True Green/Chemlawn. Mr.
                                        Monson received a Bachelor of Science from the University of
                                        Minnesota and a Masters in Business Administration from Georgia
                                        State University.


Jim Purvis..........................    Mr. Purvis was appointed Executive Vice President in February 2003.
                                        He is responsible for AIMCO's Human Resources and People
                                        Initiatives. Mr. Purvis has over 20 years of executive strategic human resources experience. Prior to joining AIMCO, he was Vice
                                        President, HR at SomaLogic, a privately funded biotechnology company. He was a principal in O3C Global Organization Solutions, and has held executive human resources and operations management positions in ALCOA (Aluminum Company of America), Texas Air/ Eastern
                                        Airlines, Starwood/Westin Hotels and Resorts, and
                                        Tele-Communications  (TCI) Technology, Inc.  Mr. Purvis holds a BA in communications and modern languages from the University of Notre
                                        Dame.

David Robertson.....................    Mr. Robertson was appointed Executive Vice President - Affordable
                                        Properties in February 2002.  He is responsible for affordable property operations, refinancing and other value creation within the
                                        Company's affordable portfolio.  Prior to joining the Company, Mr.
                                        Robertson was a member of the investment-banking group at Smith
                                        Barney from 1991 to 1996, where he was responsible for real estate investment banking transactions in the western United States, and was part of the Smith Barney team that managed AIMCO's initial public offering in 1994.  Since February 1996, Mr. Robertson has been Chairman and Chief Executive Officer of Robeks Corporation, a
                                        privately held chain of specialty food stores.

                 NAME                               PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                 ----                               ---------------------------------------------
James N. Bailey.....................    Mr. Bailey was appointed a Director of AIMCO in June 2000. In 1973,
Cambridge Associates, Inc.              Mr. Bailey co-founded Cambridge Associates, Inc., which is an
1 Winthrop Square,                      investment consulting firm for non-profit institutions and wealthy
Suite 500                               family groups. He is also Co-Founder, Treasurer and Director of The
Boston, MA  02110                       Plymouth Rock Company, Direct Response Corporation and Homeowners'
                                        Direct Corporation, each of which is a United States personal lines insurance company. He received his M.B.A. and J.D. degrees in 1973 from Harvard Business School and Harvard Law School.

Richard S. Ellwood..................    Mr. Ellwood was appointed a Director of AIMCO in July 1994 and is
12 Auldwood Lane                        currently Chairman of the Audit Committee and a member of the
Rumson, NJ  07660                       Compensation Committee.  Mr. Ellwood is the founder and President of
                                        R.S. Ellwood & Co., Incorporated, a real estate investment banking firm.  Prior to forming R.S. Ellwood & Co., Incorporated in 1987,
                                        Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill
                                        Lynch Capital Markets from 1984 to 1987; Managing Director at
                                        Warburg Paribas Becker from 1978 to 1984; general partner and then
                                        Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to
                                        1968. Mr. Ellwood currently serves as a director of Felcor Lodging
                                        Trust, Incorporated and Florida East Coast Industries, Inc.

J. Landis Martin....................    Mr. Martin was appointed a director of AIMCO in July 1994 and became
199 Broadway                            Chairman of the Compensation Committee on March 19, 1998. Mr.
Suite 4300                              Martin is a member of the Audit Committee. Mr. Martin has served as
Denver, CO  80202                       President and Chief Executive Officer of NL Industries, Inc., a
                                        manufacturer of titanium dioxide, since 1987. Mr. Martin has served as
                                        Chairman of Tremont Corporation ("Tremont"), a holding company operating though its affiliates Titanium Metals Corporation ("TIMET")
                                        and NL Industries, Inc. ("NL"), since 1990 and as Chief Executive
                                        Officer and a director of Tremont since 1988. Mr. Martin has served as
                                        Chairman of TIMET, an integrated producer of titanium, since 1987 and
                                        Chief Executive Officer since January 1995. From 1990 until its acquisition by a predecessor of Halliburton Company ("Halliburton") in
                                        1994, Mr. Martin served as Chairman of the Board and Chief Executive
                                        Officer of Baroid Corporation, an oilfield services company. In addition to Tremont, NL and TIMET, Mr. Martin is a director of
                                        Halliburton, which is engaged in the petroleum services, hydrocarbon and engineering industries, and Crown Castle International Corporation, a communications company.

Thomas L. Rhodes....................    Mr. Rhodes was appointed a Director of AIMCO in July 1994 and is a
215 Lexington Avenue                    member of the Audit and Compensation Committees.  Mr. Rhodes has
4th Floor                               served as the President and a Director of National Review magazine
New York, NY  10016                     since November 1992, where he has also served as a Director since
                                        1998. From 1976 to 1992, he held various positions at Goldman, Sachs
                                        & Co. and was elected a General Partner in 1986 and served as a
                                        General Partner from 1987 until November 1992. He is currently
                                        Co-Chairman of the Board, Co-Chief Executive Officer and a Director
                                        of American Land Lease, Inc. He also serves as a Director of Delphi
                                        Financial Group and its subsidiaries, Delphi International Ltd.,
                                        Oracle Reinsurance Company and the Lynde and Harry Bradley
                                        Foundation.

Michael L. Ashner...................    Michael L. Ashner has been the Chief Executive Officer of Winthrop
                                        Financial Associates, A Limited Partnership ("WFA") and the Managing
                                        General Partner since January 15, 1996.  Since August 19, 2002, Mr.
                                        Ashner has also served as the Chief Executive Officer of Shelbourne
                                        Properties I Inc., Shelbourne Properties II Inc. and Shelbourne
                                        Properties III Inc. (collectively, the "Shelbourne REITs"), three publicly traded real estate investment trusts.  Mr. Ashner currently serves as a director of each of the Shelbourne REITs, Great Bay
                                        Hotel and Casino Inc., and NBTY, Inc.

Peter Braverman.....................    Peter Braverman has been a Vice President of WFA and the Managing
                                        General Partner since January 1996.  Since August 19, 2002, Mr.
                                        Braverman has also served as the Executive Vice President of each of the Shelbourne REITs.  Mr. Braverman serves as a director of the
                                        Shelbourne REITs.

                                   APPENDIX A

                             CONTRIBUTION AGREEMENT

         CONTRIBUTION AGREEMENT (this "Agreement"), dated as of December 1, 2003, between Two Winthrop Properties, Inc., a Massachusetts corporation ("Winthrop"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO") and AIMCO/Winthrop Growth Investors 1 GP, LLC, a Delaware limited liability company (the "Subsidiary"; and together with AIMCO, the "AIMCO Parties").

                                   WITNESSETH:

         WHEREAS, Winthrop holds a general partner interest (the "GP Interest") in Winthrop Growth Investors 1 Limited Partnership (the "Partnership");

         WHEREAS, Subsidiary is wholly-owned by AIMCO;

         WHEREAS, Winthrop desires to contribute the GP Interest to Subsidiary, and Subsidiary desires to acquire the GP Interest, in exchange for limited partnership interests in AIMCO, all upon the terms and conditions set forth herein;

         WHEREAS, pursuant to that certain Allocation Agreement, dated of even date herewith, among Winthrop Financial Associates, First Winthrop Corporation, W.T. Limited Partnership, NHP Management Company and AIMCO (the "Allocation Agreement"), the parties thereto have set forth the amount allocable to the GP Interest;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and other good and valuable consideration hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                  ARTICLE FIRST
                                     CLOSING

         1.1 The Closing. The closing (the "Closing") of the transactions set forth in Sections 1.2 and 1.3 of this Article FIRST shall take place at 10:00 A.M., New York City time, on the third business day after the day on which all of the conditions set forth in Articles FIFTH and SIXTH hereof have been satisfied or waived, or at such other time on such date, or on such other date, as Winthrop and AIMCO may agree, at the offices of Winthrop's Attorney, 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753. (Hereinafter, such date is referred to as the "Closing Date" and such time on the Closing Date is referred to as the "Closing Time".)

         1.2 Contribution of GP Interest. Subject to the terms and conditions of this Agreement, Winthrop shall contribute to the Subsidiary, and the Subsidiary agrees to accept from Winthrop, the GP Interest.

         1.3 Consideration. In exchange for the contribution of the GP Interest to the Subsidiary, AIMCO shall issue to Winthrop a number of units of limited partnership interest in AIMCO equal to (i) the amount allocable to the GP Interest as set forth in the Allocation Agreement divided by the average closing sale price per share of Apartment Investment and Managing Company ("AIV") common stock on the primary national securities exchange or national market system on which shares of AIV common stock are then listed for trading, for the twenty consecutive trading days preceding the Closing Date multiplied by (ii) the number of shares of AIV common stock for which each such unit of limited partnership interest in AIMCO may be converted (the "OP Units").

         1.4 Non-Recognition Transaction. It is the intent of the parties and the parties shall treat the contribution and conveyance of the GP Interest as a non-recognition transaction pursuant to Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Winthrop, the Subsidiary and AIMCO shall execute any and all documents and take all such further actions as may be reasonably necessary to cause the transaction contemplated hereby to comply with such Section 721(a).

                                 ARTICLE SECOND
                   REPRESENTATIONS AND WARRANTIES OF WINTHROP

         Winthrop hereby represents and warrants to the AIMCO Parties that:

         2.1 Organization; Good Standing. Winthrop is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Winthrop has the requisite corporate power and authority to conduct its business in the manner now conducted.

         2.2 Authorization and Enforceability. Winthrop has all requisite power and authority to execute, deliver and, upon receipt of the Limited Partner Consent (as defined in Section 4.1 hereto) perform this Agreement. Except for the receipt of Limited Partner Consent, all necessary proceedings of Winthrop have been taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Winthrop and, upon the receipt of Limited Partner Consent, this Agreement constitutes the legal, valid and binding obligation of Winthrop enforceable as to it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.

         2.3 Ownership of the GP Interest. Good title to the GP Interest is owned by Winthrop free and clear of all pledges, security interests, liens, charges, encumbrances, restrictions and claims of every kind other than the liabilities and obligations applicable to the ownership of the GP Interest as set forth in the partnership agreement of the Partnership.

         2.4 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the organizational documents of Winthrop or violate any provision of any law or regulation applicable to Winthrop.

         2.5 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by Winthrop in connection with the execution, delivery and performance of this Agreement.

         2.6 Litigation. There is no litigation pending, or to Winthrop's knowledge threatened, that questions the validity of this Agreement or that, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of Winthrop to perform its obligations under this Agreement or on the GP Interest, and there is not in existence any judgment that could reasonably be expected to have a material adverse effect on the ability of Winthrop to perform its obligations under this Agreement or on the GP Interest.

         2.7 No Rights to Purchase GP Interest. Except for affiliates of AIMCO, no person, firm, corporation or other entity has any right or option to purchase or otherwise acquire all or any part of the GP Interest.

         2.8 No Brokers or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

         2.9 Investment Representations. The OP Units are being acquired in a transaction not involving any public offering, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the OP Units, and any securities of AIMCO issued in exchange for OP Units, have not been, and may never be, registered under the Securities Act. Winthrop (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units and it is able to bear the economic risk of a loss of an investment in the OP Units and (ii) is not acquiring any OP Units with a view to the distribution of the OP Units or any present intention of offering or selling any of the OP Units in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction. Winthrop is not relying on AIMCO (or any agent, representative or affiliate of AIMCO) with respect to legal, tax, accounting, financial and other economic considerations involved in connection with the transactions contemplated hereby, including an investment in OP Units. Winthrop has carefully considered and has, to the extent necessary, sought legal, tax, accounting, financial and other advice with respect to the suitability of the proposed investment in the OP Units.

         2.10 FIRPTA. In order to induce the AIMCO to waive the requirement of withholding tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), Winthrop represents and warrants that (a) Winthrop is a United States citizen, (b) Winthrop is not a foreign person for purposes of
Section 1445 of the Internal Revenue Code, and (c) Winthrop's correct and complete Taxpayer Identification Number is set forth below Winthrop's signature hereon.


                                  ARTICLE THIRD
                     REPRESENTATIONS AND WARRANTIES OF AIMCO

         The AIMCO Parties hereby jointly and severally represent and warrant to Winthrop that:

         3.1 Organization; Good Standing. Each of them is a limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the State of its formation. The AIMCO Parties have the requisite power and authority to conduct its business in the manner now conducted.

         3.2 Authorization and Enforceability. The AIMCO Parties have all requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of the AIMCO Parties have been taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the AIMCO Parties and this Agreement constitutes the legal, valid and binding obligation of the AIMCO Parties enforceable as to them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application relating to or affecting the rights of creditors.

         3.3 No Conflict. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any of the terms, conditions or provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the organizational documents of either the AIMCO Parties, or any indenture, lease, agreement or other material instrument to which either of them or the Partnership is a party or by which the Subsidiary, AIMCO or the Partnership is bound or violate any provision of any law or regulation applicable to the Subsidiary, AIMCO or the Partnership.

         3.4 Approvals and Consents. No consent, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, domestic or foreign, is required by an AIMCO Party in connection with the execution, delivery and performance of this Agreement.

         3.5 Litigation. There is no litigation pending, or to the AIMCO Parties' knowledge threatened, that questions the validity of this Agreement or that, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of an AIMCO Party to perform its obligations under this Agreement, and there is not in existence any judgment that could reasonably be expected to have a material adverse effect on the ability of an AIMCO Party to perform its obligations under this Agreement.

         3.6 No Brokers or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement.

                                 ARTICLE FOURTH
                             LIMITED PARTNER CONSENT

         4.1 Limited Partner Consent. The AIMCO Parties covenant and agree with Winthrop that, to the extent required pursuant to the terms of the organizational documents of the Partnership, they shall seek the consent of the limited partners of the Partnership for which consent is required to consummate the transactions contemplated hereby (the "Limited Partner Consent"). The AIMCO Parties shall prepare all such documentation necessary to seek the Limited Partner Consent (the "Solicitation Documents") and such Solicitation Documents shall comply with all applicable laws, rules and regulations. To the extent necessary, the Solicitation Documents shall be filed with the Securities and Exchange Commission as soon as practicable but not later than 45 days of the date hereof and shall be distributed to the limited partners of the Partnership on the earliest date permitted by Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. The AIMCO Parties shall, and they shall cause their affiliates to, vote all units of limited partnership interest held by the AIMCO Parties and their affiliates in the Partnership in favor of the contribution of the GP Interest as contemplated hereby. The parties shall cause the current general partners of the Partnership to recommend that the limited partners of the Partnership vote in favor of the transfer of the GP Interest and Winthrop shall, and shall cause its affiliates to, vote all units of limited partnership interest held by Winthrop and its affiliates in the Partnership in favor of the transfer of the GP Interest as contemplated hereby. Winthrop covenants and agrees with the AIMCO Parties that it will cooperate in all reasonable respects with AIMCO in seeking the Limited Partner Consent. All costs associated with seeking and obtaining Limited Partner Consent shall be borne by the AIMCO Parties or the Partnership.

                                  ARTICLE FIFTH
                       CONDITIONS TO OBLIGATIONS OF AIMCO

         The obligations of AIMCO under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of all of the conditions set out below in this Article FIFTH. AIMCO may waive any or all of such conditions in whole or in part in its sole discretion.

         5.1 Representations and Warranties Correct. The representations and warranties of Winthrop made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         5.2 Full Performance. Winthrop shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date.

         5.3 Officer's Certificate. AIMCO shall have received a certificate from a duly authorized officer of Winthrop certifying to the compliance by Winthrop of the conditions set forth in Sections 5.1 and 5.2.

         5.4 Limited Partner Consent. Limited Partner Consent shall have been received with respect to the Partnership.

         5.5 Assignment and Assumption.Winthrop shall have executed and delivered to The Subsidiary an Assignment and Assumption Agreement in the form annexed hereto as Exhibit A (the "Assignment and Assumption") with respect to the Partnership.

         5.6 Amendment to Organizational Documents of Partnership. Winthrop shall have executed and delivered to AIMCO an amendment to the organizational documents of the Partnership evidencing the withdrawal of Winthrop as the general partner of the Partnership and the admission of the Subsidiary as the successor general partner, in form and substance acceptable to Winthrop in its reasonable discretion.

                                  ARTICLE SIXTH
                      CONDITIONS TO OBLIGATIONS OF WINTHROP

         The obligations of Winthrop under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of all of the conditions set forth below in this Article SIXTH. Winthrop may waive any or all of such conditions in whole or in part in its sole discretion.

         6.1 Representations and Warranties Correct. The representations and warranties of AIMCO made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         6.2 Full Performance. AIMCO shall have performed and complied in all material respects with the covenants, conditions, terms and agreements to be performed and complied with by it on or before the Closing Date.

         6.3 Officer's Certificate. Winthrop shall have received a certificate of a duly authorized officer of AIMCO's general partner certifying to the compliance by AIMCO of the conditions set forth in Sections 6.1 and 6.2.

         6.4 Limited Partner Consent. Limited Partner Consent shall have been received with respect to the Partnership.

         6.5 Assignment and Assumption.The Subsidiary shall have executed and delivered to Winthrop an Assignment and Assumption with respect to the GP Interest.

                                 ARTICLE SEVENTH
                 SPECIAL COVENANTS WITH RESPECT TO THE OP UNITS

         7.1 Covenants with Respect to the OP Units. In connection with the issuance of the OP Units as contemplated by Section 1.3 hereof:

                  (i) any tax items arising from the ownership of the GP Interest in the Partnership (including items of depreciation, amortization and gain or loss with respect thereto and, to the extent allocable to the GP Interest, such tax items of the Partnership) that are required to be specially allocated to Winthrop under Section 704(c) of the Code shall, notwithstanding anything to the contrary in AIMCO's partnership agreement, be allocated using the "traditional method" provided in Treasury Regulation Section 1.704-3(b)(1), taking into account the ceiling rule, and Winthrop shall not be specially allocated any other tax items of AIMCO to "cure" the effects of the ceiling rules as applied to the contribution;

                  (ii) AIMCO shall close its book for tax purposes for its taxable year in which the Closing Date occurs on the Closing Date, and shall treat the portion of its taxable year ending on such date as a separate taxable year for purposes of allocating its net income and net loss (and related tax items) for such year, except that income, loss and deductions from AIMCO's ordinary operations (but not income, gain or loss from any sales or dispositions of assets or liabilities) of AIMCO for the calendar month which includes such effective date shall be apportioned on a per diem basis;

                  (iii) commencing on the Closing Date through and including the date (the "Third Anniversary Date") which is the third anniversary of such date, AIMCO shall not directly or indirectly (such as through a guarantee or pledge) replace with other property or assets, expand to include other property or assets not already securing such indebtedness, guarantee or otherwise change the security for, any indebtedness to which any real property of the applicable Partnership is subject at the time of the contribution (and such restriction shall also apply to any indebtedness obtained to repay, refinance or replace such indebtedness within such three-year period) (any such indebtedness being hereinafter called "Contributor Property Indebtedness");

                  (iv) commencing on the Closing Date through and including the Third Anniversary Date, AIMCO shall not, directly or indirectly, sell, transfer or otherwise dispose of the GP Interest or any real property owned by the Partnership (and shall not directly or indirectly consent to or permit any of the foregoing) other than as a result of an involuntary sale or a deed in lieu of foreclosure following acceleration of the related Partnership indebtedness; provided, however, that this provision shall not apply to transactions, such as like-kind exchanges, which would not result in the recognition of income or gain by AIMCO for federal income tax purposes that would be allocable to Winthrop by reason of the application of Code Section 704(c)(but, in the event of any disposition permitted by this proviso, the disposition of any carryover basis property or other successor property shall be subject to the provisions of this Section 7.1(iv)), but shall apply to any distribution of property that would result in Winthrop's recognition of income or gain under Code Sections 704(c) or 737;

                  (v) in accordance with paragraph (3)(a) under the heading "analysis" in Revenue Ruling 95-41, 1995-1 C.B. 132, "excess nonrecourse liabilities" of AIMCO shall be allocated among Winthrop and the other partners of AIMCO by taking into account the share of Section 704(c) built-in gain of Winthrop with respect to the contribution to the extent such gain is not taken into account in making an allocation of nonrecourse liabilities to the contributor under Treasury Regs.
         Section 1.752-3(a)(2);

                  (vi) AIMCO shall agree to notify Winthrop prior to any unscheduled reduction or repayment (including by way of a refinancing) of any Contributor Property Indebtedness that occurs on or before the Third Anniversary Date, which notice shall include a good faith estimate of the amount by which the amount of AIMCO liabilities that Winthrop may include in the tax basis of its OP Units pursuant to
         Section 1.752 of the Treasury Regulations shall be reduced as the result thereof, and shall further agree that, upon receipt of written notice from Winthrop, AIMCO shall use reasonable best efforts to make provision for Winthrop to guaranty indebtedness of AIMCO so as to enable Winthrop to increase its "economic risk of loss" (within the meaning of Section 1.752-2 of the Treasury Regulations) with respect to liabilities of AIMCO to the extent of such reduction but minimize the economic risk of such guarantee to Winthrop to the extent practicable (by, for example, guaranteeing the "bottom" portion of AIMCO's debt); and

                  (vii) AIMCO shall not directly or indirectly consent to or permit the Partnership to become a separately taxable entity for federal income tax purposes, or to change its tax year or accounting method

         7.2 Redemption Rights. (a) Winthrop shall have the right to cause AIMCO to redeem all or any of the OP Units at any time following the second anniversary of the date hereof for cash in an amount equal to (i) the number of OP Units being redeemed, (ii) the conversion ratio applicable to other limited partners in AIMCO at the time of redemption (but in no event less favorable than the conversion ratio applicable at such time to any other limited partner in AIMCO) and (iii) the average closing sale price per share of AIV common stock on the primary national securities exchange or national market system on which shares of AIV common stock are then listed for trading, for the twenty consecutive trading days preceding the date notice of exercise of such redemption right is received by AIMCO or, if shares of AIV common stock are not then so listed for trading, the value of a share of AIV common stock determined pursuant to a valuation methodology proposed by AIV and reasonably acceptable to Winthrop which appropriately estimates the public market value of a share of AIV common stock as if such shares were then traded on a national securities exchange or national market system; provided, however, if AIV and Winthrop cannot agree on a valuation methodology within 15 days of the date that Winthrop requests the OP Units be redeemed (the expiration of such 15 day period being hereinafter referred to as the "Redemption Date"), the value of such shares be determined in accordance with Section 7.2(b) hereof. AIV shall have the right to assume AIMCO's redemption obligation and satisfy that obligation by paying such amount in cash or issuing such number of shares of AIV common stock registered, or registered for resale by Winthrop (in connection with which each party shall agree to customary indemnification provisions), under the Securities Act of 1933 as is equal to the product of the conversion ratio described in clause (ii) above and the number of OP Units being redeemed, provided, however, that if shares of AIV common stock are not then listed for trading on any national securities exchange or national market system, then AIV shall only have the right to satisfy AIMCO's redemption obligation by paying such amount in cash.

                  (b) If the value for the shares of AIV common stock is to be determined pursuant to this Section 7.2(b), then each of AIMCO and Winthrop shall, within 10 days of the Redemption Date, give notice to the other party of their respective appraiser, which appraiser shall have at least five years experience in valuing shares of unregistered equity interests in entities similar in business nature to AIV (a "Qualified Appraiser"). The two Qualified Appraisers shall choose a third impartial Qualified Appraiser (the "Impartial Appraiser") within 10 days following the selection of the second Qualified Appraiser. If a party fails to select and notify the other party within the 10 day period described in the preceding sentence, then the Qualified Appraiser then so selected shall select the Impartial Appraiser. The Impartial Appraiser so selected shall perform an appraisal to determine the value of the shares of AIC common stock and shall present the results of such appraisal and his determination thereof to the parties within 30 days following such appraiser's selection. Within 15 days following the presentation of such valuation, AIMCO shall redeem the OP Units as required in Section 7.2(a) hereof.

         7.3 Survival. The provisions of this Article SEVENTH shall survive the Closing

                                 ARTICLE EIGHTH
                            SURVIVAL; INDEMNIFICATION

         8.1 Survival of Representations and Warranties. Except as otherwise provided herein, the representations and warranties contained in this Agreement shall survive the Closing for a period ending on the first anniversary of the Closing Date; except that the representations and warranties set forth in
Section 2.3 hereof shall survive until the expiration of the applicable statute of limitations. No party shall be entitled to assert any right of indemnification hereunder unless notice of such assertion (describing the basis therefor in reasonable detail to the extent then known) is given by the Indemnified Party (as defined in Section 8.4) as provided in Section 8.4 no later than the applicable date on which the representation or warranty with respect to which the claim for indemnification is being made expires in accordance with the foregoing. In the event that the Closing occurs notwithstanding actual knowledge by any party hereto (whether by notice or otherwise) of a breach of any representation or warranty of another party under this Agreement, such party shall not be entitled to any remedy against any such other breaching party hereto with respect to, or for damages arising out of or as a result of, such breach and such party's consummation of the transactions contemplated hereby and participation in the Closing shall constitute a waiver and release by such party of any such breach.

         8.2 Indemnification by Winthrop. Subject to the limitations heretofore set forth and in Section 8.1, Winthrop shall indemnify AIMCO, its affiliates, partners, directors, officers, employees and agents for, and shall defend and hold AIMCO harmless from, against and with respect to all loss, liability, damage and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating any claim) (collectively, "Damages"), incurred by AIMCO as a result of or arising from (i) any breach or failure of any written representation, warranty, covenant or agreement of Winthrop contained in this Agreement; (ii) the material failure of Winthrop to perform any agreement required hereunder or under any agreement entered into in connection herewith to be performed by Winthrop, and (iii) all actions, suits and proceedings arising out of the foregoing including, without limitation, any Damages arising out of an action, suit or proceeding relating to the Limited Partner Consent and based solely on information provided by Winthrop and set forth in the Soliciting Documents.

         8.3 Indemnification by AIMCO. Subject to the limitations heretofore set forth and in Section 8.1, AIMCO shall indemnify Winthrop and its affiliates, partners, directors, officers and employees for, and shall defend and hold harmless each of them from, against and with respect to any Damages incurred by any of them, as a result of, or arising from, (i) any breach or failure of any written representation, warranty, covenant or agreement of AIMCO contained in this Agreement; (ii) the material failure of AIMCO to perform any agreement required hereunder or under any agreement entered into in connection herewith to be performed by AIMCO, including, without limitation, the provisions of Section
7.1 hereof, and (iii) all actions, suits and proceedings incident to the foregoing, including, without limitation, any Damages arising out of an action, suit or proceeding relating to (1) the GP Interest or the Partnership to which Winthrop is made a party to the extent that the facts and circumstances of such action, suit or proceeding arose after the Closing Time or (2) the Limited Partner Consent unless such action, suit or proceeding is based solely on information provided by Winthrop and set forth in the Soliciting Documents.

         8.4 General Procedure. The provisions of Sections 8.2 and 8.3 are expressly subject to the following: A party that may be entitled to indemnification under this Article EIGHTH (an "Indemnified Party") shall give notice to the party obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification or reimbursement will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnified Party in connection therewith. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which shall not be unreasonably withheld or delayed; the Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if such settlement requires only the payment of monetary damages that are paid in full by the Indemnifying Party.

         8.5 Partnership Agreement Indemnity. Nothing in this Agreement shall be deemed to limit or supercede any indemnification rights any of the parties hereto or their affiliates have under that certain Second Amended and Restated Agreement of Limited Partnership of Winthrop, dated October 27, 1997, among Linnaeus Associates Limited Partnership, Londonderry Holdings LLC and NHP, as amended by that certain Amendment No. 1, dated as of February 26, 1999.

                                  ARTICLE NINTH
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Time:

         (a) by mutual written consent of Winthrop and AIMCO;

         (b) by AIMCO on the one hand, or Winthrop on the other hand, if the other breaches in any material respect any of their respective representations, warranties or agreements contained in this Agreement and, such breach is not cured or otherwise corrected to the reasonable satisfaction of Winthrop on the one hand, or AIMCO on the other hand, within ten business days of receipt of notice of such breach;

         (c) by either Winthrop or AIMCO if Limited Partner Consent is not obtained by September 30, 2004;

         (d) by either Winthrop or AIMCO if either of them is prohibited by an order or injunction (other than an order or injunction on a temporary or preliminary basis) of a court of competent jurisdiction from consummating the transactions contemplated hereby and all means of appeal and all appeals from such order or injunction have been finally exhausted;

         (e) by either Winthrop of AIMCO as provided in the Allocation
Agreement.

         9.2 Manner of Exercise: Effect on Termination. In the event this Agreement is terminated in accordance with Section 9.1, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, be null and void and of no further force and effect and shall not be referred to by the parties for any purpose whatsoever and the transactions contemplated hereunder shall be abandoned without further action by AIMCO or Winthrop, except to the extent that any such transactions shall have already been consummated.


                                  ARTICLE TENTH
                                  MISCELLANEOUS

         10.1 Notices. Any and all notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent by hand, by telecopy (confirmed by delivery by another method permitted hereunder), by U.
S. mail or by Federal Express or other similar overnight courier addressed as follows:

         If to AIMCO or
                  Subsidiary:       AIMCO Properties, L.P.
                                    Stanford Place 3
                                    4582 South Ulster Parkway
                                    Suite 1100
                                    Denver, CO 80237
                                    Attention:  Patrick J. Foye
                                    Fax: (303) 300-3296

         With a copy to:   Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    16th Floor
                                    Atlanta, Georgia 30303
                                    Attention:  Greg Chait, Esq.
                                    Fax: (404) 572-6999

         If to Winthrop:   Two Winthrop Properties, Inc.
                                    7 Bulfinch Place - Suite 500
                                    P.O. Box 9507
                                    Boston, MA 02114
                                    Attention:  Carolyn Tiffany
                                    Fax: (617) 742-4643

         With a copy to:   Post & Heymann, LLP
                                    100 Jericho Quadrangle
                                    Suite 214
                                    Jericho, NY 11753
                                    Attention: David Heymann, Esq.
                                    Fax: (516) 433-2777

Notices shall be deemed given upon receipt or refusal to accept delivery. Each party shall promptly notify the other parties of any change in its address by notice given as provided in this Section 10.1.

         10.2 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         10.3 Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated hereby. Winthrop further agrees to cooperate in completing files or taking such other action with respect to the Partnerships that may be reasonably requested by AIMCO and that should have been taken by Winthrop prior to the Closing Date.

         10.4 Entire Agreement. This Agreement, together with the Schedules hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

         10.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         10.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not confer any benefit upon any person or entity other than the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other except that this Agreement may be assigned to an affiliated entity of AIMCO, provided that AIMCO remains responsible for the obligations of that entity under this Agreement.

         10.7 Governing Law; Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof. AIMCO and Winthrop hereby waive personal service of any and all process upon it and consent that all such service of process may be made by registered or certified mail (return receipt requested) directed to AIMCO or Winthrop, as the case may be, at its address set forth herein and service so made shall be deemed to be completed three (3) days after the same shall have been so deposited in the U.S. Mails.

         10.8 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


                                     TWO WINTHROP PROPERTIES, INC.


                                     By       /s/ Peter Braverman
                                       -----------------------------------------
                                              Peter Braverman
                                              Executive Vice President

                                     Tax ID No. 04-2782020

                                     AIMCO PROPERTIES, L.P.

                                     By:      AIMCO-GP, Inc.
                                              General Partner


                                              By       /s/ Patrick J. Foye
                                                --------------------------------
                                                       Patrick J. Foye
                                                       Executive Vice President


                                     AIMCO/WINTHROP GROWTH INVESTORS I GP, LLC


                                     By       /s/ Patrick J. Foye
                                       -----------------------------------------
                                              Patrick J. Foye
                                              Executive Vice President

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                           CONSENT OF LIMITED PARTNER

The undersigned, a limited partner of Winthrop Growth Investors 1 Limited Partnership (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

                 [ ] Consents [ ] Withholds Consent [ ] Abstains

to the withdrawal of Two Winthrop Properties, Inc. as managing general partner of the partnership, and the admission and substitution of AIMCO/Winthrop Growth Investors 1 GP, LLC (the "Nominee General Partner") as managing general partner of the Partnership; and

                 [ ] Consents [ ] Withholds Consent [ ] Abstains

to the waiver of the Partnership's right of first refusal with respect to transfers of partnership interests in Stratford Place Investors Limited Partnership.


 IF NO ELECTION IS SPECIFIED WITH RESPECT TO A PROPOSAL, ANY OTHERWISE PROPERLY
    COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THAT
                                    PROPOSAL.


The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated March 23, 2004. THIS CONSENT IS SOLICITED BY TWO WINTHROP PROPERTIES, INC. (THE "GENERAL PARTNER"). A fully completed, signed and dated copy of this Consent Form should be sent to the Solicitation Agent by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time, on April 12, 2004, unless such date is extended by the General Partner in its discretion, and such later date and time determined by the General Partner shall be the date and time when the solicitation of consents will expire.

Dated: ____________, 2004


By:
   --------------------------------------------------------------------


-----------------------------------------------------------------------
Please Print Name

If held jointly:

By:
   --------------------------------------------------------------------


-----------------------------------------------------------------------
Please Print Name

PLEASE SIGN EXACTLY AS YOU HOLD YOUR PARTNERSHIP UNITS. WHEN SIGNING AS AN ATTORNEY-IN-FACT, EXECUTORS, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF AN INTEREST IS JOINTLY HELD, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY A DULY AUTHORIZED PERSON.

                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.

                By Mail:                                By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                    1275 Valley Brook Avenue                 1275 Valley Brook Avenue
        Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071


                 By Facsimile:                           For Information please call:

                 (201) 460-0050                            TOLL FREE (800) 217-9608



                                       C-2